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                                                     As of November 29, 1996

VIA UPS OVERNIGHT
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The Chase Manhattan Bank
4 Chase MetroTech Center
Brooklyn, New York  11245

Attention:  Global Custody Division

     Re: Global Custody Agreement, Effective May 1, 1996 between The Chase Manhattan Bank and those registered investment companies (and on behalf of certain series thereof), listed on Schedule A attached thereto ("Agreement")
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Ladies and Gentlemen:

         Pursuant to the provisions of Section 1 of the Agreement, the undersigned, on behalf of Delaware Group Equity Funds IV, Inc. (formerly, Delaware Group DelCap Fund, Inc.) and Delaware Group Equity Funds V, Inc. (formerly, Delaware Group Value Fund, Inc.) for the benefit of, respectively, the Capital Appreciation Fund series and the Retirement Income Fund series (each, a "Series") hereby appoints The Chase Manhattan Bank to provide custodial services for each of these two Series under and in accordance with the terms of the Agreement and accordingly, requests that the Series be added to Schedule A to the Agreement effective November 29, 1996. Kindly acknowledge your agreement to provide such services and to add these Series to Schedule A by signing in the space provided below.

                           DELAWARE GROUP EQUITY FUNDS IV, INC.
                            on behalf of Capital Appreciation
                            Fund series

                           DELAWARE GROUP EQUITY FUNDS V, INC.
                            on behalf of Retirement Income
                            Fund series

                           By:  /s/David K. Downes
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                                David K. Downes
                           Its: Senior Vice President, Chief Administrative
                                Officer, Chief Financial Officer
AGREED:

THE CHASE MANHATTAN BANK

By: /s/Rosemary M. Stidmon
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Its:  Vice President
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